Exhibit 10.1

                                                                  EXECUTION COPY
                                                                  --------------
================================================================================



                            ASSET PURCHASE AGREEMENT



                                      AMONG



                        COOPERSURGICAL ACQUISITION CORP.,



                              COOPERSURGICAL, INC.



                                       AND



                                 MEDAMICUS, INC.



                                   DATED AS OF

                                 APRIL 25, 2001



================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

ARTICLE I PURCHASE AND SALE OF ASSETS; SALES TAXES; DEFINITIONS................1

   1.1    TRANSFER OF PURCHASED ASSETS.........................................1
   1.2    ASSETS NOT BEING TRANSFERRED.........................................3
   1.3    INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC..........................4
   1.4    FURTHER ASSURANCES...................................................4
   1.5    ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.................................4
   1.6    POWER OF ATTORNEY; RIGHT OF ENDORSEMENT, ETC.........................5
   1.7    SALES TAXES..........................................................5
   1.8    DEFINED TERMS........................................................5

ARTICLE II ASSUMED LIABILITIES; EXCLUDED LIABILITIES...........................5

   2.1    LIABILITIES BEING ASSUMED............................................5
   2.2    LIABILITIES NOT BEING ASSUMED........................................6

ARTICLE III PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT..........................8

   3.1    PURCHASE PRICE.......................................................8
   3.2    PURCHASE PRICE ADJUSTMENT--TANGIBLE NET ASSET ADJUSTMENT.............8
   3.3    ADJUSTMENT TO PURCHASE PRICE--CONTINGENT PAYMENT....................10
   3.4    ALLOCATION OF PURCHASE PRICE........................................11

ARTICLE IV CLOSING............................................................11


ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................11

   5.1    ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER................11
   5.2    AUTHORITY; NONCONTRAVENTION; CONSENTS...............................12
   5.3    FINANCIAL STATEMENTS; SEC FILINGS...................................12
   5.4    ROYALTIES...........................................................13
   5.5    ABSENCE OF UNDISCLOSED LIABILITIES..................................13
   5.6    ABSENCE OF CHANGES..................................................14
   5.7    TAX MATTERS; CERTAIN DEFINITIONS....................................15
   5.8    TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS..........17
   5.9    REAL PROPERTY--OWNED OR LEASED......................................17
   5.10   INTELLECTUAL PROPERTY...............................................18
   5.11   AGREEMENTS, NO DEFAULTS, ETC........................................19
   5.12   LITIGATION, ETC.....................................................21
   5.13   COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.............................21
   5.14   FDA AND OTHER COMPLIANCE............................................21
   5.15   INSURANCE...........................................................22
   5.16   LABOR RELATIONS: EMPLOYEES..........................................23
   5.17   ERISA COMPLIANCE....................................................23
   5.18   ENVIRONMENTAL MATTERS...............................................24
   5.19   BROKERS.............................................................24
   5.20   ACCOUNTS AND NOTES RECEIVABLE.......................................24
   5.21   ACCOUNTS AND NOTES PAYABLE..........................................25
   5.22   INVENTORIES.........................................................25
   5.23   RELATED TRANSACTIONS................................................25
   5.24   SUPPLIERS AND VENDORS...............................................25
   5.25   CUSTOMERS...........................................................25
   5.26   WARRANTIES OF PRODUCTS; PRODUCTS LIABILITY; REGULATORY COMPLIANCE...26
   5.27   SUFFICIENCY OF ASSETS...............................................26

   5.28   DISCLOSURE..........................................................26

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................27

   6.1    ORGANIZATION; CORPORATE AUTHORITY...................................27
   6.2    CORPORATE ACTION; AUTHORITY; NO CONFLICT............................27
   6.3    CONSENT.............................................................27
   6.4    BROKERS.............................................................28
   6.5    LITIGATION..........................................................28

ARTICLE VII CONDUCT AND TRANSACTIONS PRIOR TO AND AT CLOSING..................28

   7.1    ACCESS TO INFORMATION...............................................28
   7.2    CONDUCT OF THE COMPANY..............................................28
   7.3    EFFORTS TO CONSUMMATE...............................................29
   7.4    EXCLUSIVITY.........................................................29
   7.5    PROPRIETARY INFORMATION.............................................30
   7.6    PUBLIC ANNOUNCEMENTS................................................30
   7.7    CONSENTS............................................................30
   7.8    NOTICE OF PROSPECTIVE BREACH; SUPPLEMENT TO SCHEDULES...............31
   7.9    EXCHANGE OF PROCEEDS................................................31
   7.10   RELATED DOCUMENTS...................................................31
   7.11   OFFER OF EMPLOYMENT.................................................31

ARTICLE VIII CLOSING CONDITIONS...............................................32

   8.1    CONDITIONS TO OBLIGATIONS OF THE PURCHASER..........................32
   8.2    CONDITIONS TO OBLIGATIONS OF THE COMPANY............................34

ARTICLE IX INDEMNIFICATION....................................................36

   9.1    INDEMNIFICATION GENERALLY; ETC......................................36
   9.2    ASSERTION OF CLAIMS; RIGHT OF SETOFF................................37
   9.3    NOTICE AND DEFENSE OF THIRD PARTY CLAIMS............................38
   9.4    SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................39
   9.5    LIMITATIONS ON INDEMNIFICATION......................................40

ARTICLE X TERMINATION; EFFECT OF TERMINATION..................................41

   10.1   TERMINATION.........................................................41
   10.2   TERMINATION PROCEDURES..............................................41
   10.3   EFFECT OF TERMINATION...............................................42

ARTICLE XI MISCELLANEOUS PROVISION............................................42

   11.1   NO THIRD PARTY BENEFICIARIES........................................42
   11.2   ENTIRE AGREEMENT....................................................42
   11.3   SUCCESSORS AND ASSIGNS..............................................42
   11.4   AMENDMENT...........................................................42
   11.5   EXTENSION; WAIVER...................................................43
   11.6   FEES AND EXPENSES...................................................43
   11.7   NOTICES.............................................................43
   11.8   GOVERNING LAW; WAIVER OF JURY TRIAL.................................44
   11.9   INTERPRETATION; CONSTRUCTION........................................45
   11.10     INCORPORATION OF EXHIBITS AND SCHEDULES..........................46
   11.11     INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.....46
   11.12     REMEDIES.........................................................46
   11.13     SEVERABILITY.....................................................46
   11.14     COUNTERPARTS; FACSIMILE SIGNATURES...............................47
   11.15     GUARANTY.........................................................47
   11.16     SURVIVAL.........................................................47

                          ANNEX, SCHEDULES AND EXHIBITS
                          -----------------------------

ANNEX

Annex I               -     Certain Definitions

EXHIBITS

Exhibit A             -     Business and Products
Exhibit B             -     Tangible Personal Property
Exhibit C             -     Intellectual Property Rights
Exhibit D             -     Assigned Contracts
Exhibit E             -     Form of Bill of Sale
Exhibit F             -     Statement of Allocation
Exhibit G             -     Form of Opinion of Counsel to the Company
Exhibit H             -     Form of Non-Competition Agreement
Exhibit I             -     Form of Transition Agreement
Exhibit J             -     Form of License Agreement
Exhibit K             -     Form of Opinion of Counsel to the Purchaser

SCHEDULES

Schedule 2.1(b)       -     Warranty Obligations

Schedule 3.2          -     Purchase Price Adjustment--Tangible Net Asset
                             Adjustment
Schedule 3.2(a)       -     Certain Prepaid Assets
Schedule 5.1          -     Organization; Good Standing; Qualification and Power
Schedule 5.2(b)       -     Noncontravention
Schedule 5.2(c)       -     Consents
Schedule 5.3(a)       -     Financial Statements
Schedule 5.3(c)       -     Company SEC Reports
Schedule 5.5          -     Absence of Undisclosed Liabilities
Schedule 5.6          -     Absence of Changes
Schedule 5.7(a)       -     Tax Returns
Schedule 5.7(c)       -     Tax Matters
Schedule 5.8          -     Title to Assets, Properties and Rights and Related
                             Matters
Schedule 5.9(a)       -     Description of Facilities
Schedule 5.9(b)       -     Condition, Ownership of Facilities
Schedule 5.10(a)      -     Intellectual Property Rights
Schedule 5.10(b)      -     Intellectual Property Applications, Filings, Etc.
Schedule 5.11         -     Agreements, No Defaults, Etc.
Schedule 5.12         -     Litigation, Etc.
Schedule 5.13         -     Compliance; Governmental Authorizations
Schedule 5.14(a)      -     FDA Compliance
Schedule 5.14(b)      -     PMA, 510(k), QSRs, MDRs, Etc.
Schedule 5.14(c)      -     Corporate Compliance Program
Schedule 5.15(a)      -     Insurance Policies and Coverage

Schedule 5.15(b)      -     Enforceability of Insurance Policies
Schedule 5.16         -     Labor Relations: Employees
Schedule 5.17(a)      -     Company Employee Plans
Schedule 5.17(b)      -     ERISA Compliance
Schedule 5.18(b)      -     Environmental Matters
Schedule 5.19         -     Brokers
Schedule 5.20         -     Accounts and Notes Receivable
Schedule 5.21         -     Accounts and Notes Payable
Schedule 5.23         -     Related Transactions
Schedule 5.25         -     Customers

                             INDEX OF DEFINED TERMS
                             ----------------------

                  The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

TERM                                                                    LOCATION
----                                                                    --------

AAA.......................................................................9.2(b)
Accountant's Determination................................................3.2(c)
Acquisition Expenses......................................................7.4(a)
Affiliate................................................................Annex I
Agreement................................................................11.9(a)
Another Transaction.......................................................7.4(a)
Asset Statement...........................................................3.2(a)
Assigned Contracts....................................................1.1(a)(ix)
Assumed Liabilities..........................................................2.1
Best Knowledge...........................................................11.9(a)
Bill of Sale.................................................................1.3
Business................................................................Preamble
Business Day.............................................................Annex I
Business Facilities.......................................................5.9(a)
CERCLA...................................................................Annex I
CERCLIS..................................................................Annex I
Claim....................................................................Annex I
Closing...............................................................Article IV
Closing Date..........................................................Article IV
COBRA.....................................................................2.2(j)
Code.....................................................................Annex I
Company..................................................................Caption
Company Employee Plans......................................................5.17
Company Indemnified Persons..............................................Annex I
Company Indemnifying Persons.............................................Annex I
Company Losses...........................................................Annex I
Company SEC Reports.......................................................5.3(c)
Contingent Payment........................................................3.3(a)
Contract.................................................................Annex I
Control..................................................................Annex I
Customer..................................................................3.3(a)
Employee Benefit Plan....................................................Annex I
Encumbrances.............................................................Annex I
Environmental, Health and Safety Laws....................................Annex I
ERISA Affiliate..........................................................Annex I
Examination Period........................................................3.2(b)
Exchange Act ............................................................Annex I
Exchange Proceeds ...........................................................7.9
Excluded Assets...........................................................1.2(b)
Excluded Liabilities.........................................................2.2

Facilities............................................................1.1(a)(ii)
FDA......................................................................5.14(a)
Financial Statements......................................................5.3(a)
Fundamental Documents....................................................Annex I
GAAP......................................................................3.2(a)
Governmental Entity......................................................Annex I
Hazardous Materials......................................................Annex I
Indemnified Persons......................................................Annex I
Indemnifying Persons.....................................................Annex I
Intellectual Property Rights.............................................Annex I
Inventory............................................................1.1(a)(iii)
Latest Balance Sheet Date.................................................5.3(b)
Latest Company SEC Report.................................................5.3(c)
Law......................................................................Annex I
Lender....................................................................8.1(j)
Liability................................................................Annex I
License...............................................................8.1(i)(iv)
License Agreement.....................................................8.1(i)(iv)
Licensed Requisite Rights.............................................5.10(a)(i)
Litigation Expense.......................................................Annex I
Losses...................................................................Annex I
Material Adverse Change..................................................Annex I
MDRs...............................................................5.14(b)(viii)
Non-Competition Agreement..............................................8.1(i)(i)
Objection Notice..........................................................3.2(c)
Orders...................................................................Annex I
Owned Requisite Rights................................................5.10(a)(i)
Permits..................................................................Annex I
Permitted Encumbrances...................................................Annex I
Person...................................................................Annex I
PMA......................................................................5.14(a)
Pre-Closing Period...........................................................7.1
Proceedings..............................................................Annex I
Products...............................................................1.1(a)(i)
Purchase Price...............................................................3.1
Purchased Assets..........................................................1.1(b)
Purchaser................................................................Caption
Purchaser Indemnified Persons............................................Annex I
Purchaser Indemnifying Persons...........................................Annex I
Purchaser Losses.........................................................Annex I
QSRs..................................................................5.14(b)(v)
Related Documents.........................................................8.1(i)
Representative...........................................................Annex I
Requisite Rights......................................................5.10(a)(i)
Sale....................................................................Preamble
Second Payment............................................................3.1(b)
Securities Act...........................................................Annex I

Settlement Agreement......................................................3.2(c)
Statement of Allocation......................................................3.4
Survival Date.............................................................9.4(c)
Tangible Net Assets.......................................................3.2(a)
Tangible Net Asset Adjustment.........................................3.2(d) (i)
Tangible Net Asset Target.................................................3.2(d)
Tax Return...............................................................Annex I
Taxes....................................................................Annex I
Third Party Claim............................................................9.3
Trademark Liability......................................................Annex I
Transaction Taxes............................................................1.7
Transition Agreement.................................................8.1(i)(iii)
Warranty Liability........................................................2.1(b)

                                                   ASSET PURCHASE AGREEMENT
                                  dated as of April 25, 2001, among
                                  COOPERSURGICAL ACQUISITION CORP., a
                                  Delaware corporation (the "Purchaser"),
                                  COOPERSURGICAL, INC., a Delaware
                                  corporation (the "Guarantor"), and MEDAMICUS, INC., a Minnesota corporation (the "Company").


                                    PREAMBLE

         The Company is, among other things, engaged in the business of developing, manufacturing and distributing the LuMax(TM) Incontinence Diagnostic System product line including a variety of surgical and diagnostic instruments and accessories, as more specifically described on Exhibit A hereto (the "Business"). The Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain of the assets of the Company, subject to the Purchaser's assumption of certain specified liabilities of the Company, in each case related to the Business, on the terms and subject to the conditions contained in this Agreement (the "Sale").

         ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

              PURCHASE AND SALE OF ASSETS; SALES TAXES; DEFINITIONS

1.1      TRANSFER OF PURCHASED ASSETS.

         (a) On the terms and subject to the conditions contained in this Agreement, at the Closing the Company shall sell, transfer, convey and assign to the Purchaser, free and clear of all Encumbrances, and the Purchaser shall purchase and acquire from the Company, all of the Company's right, title and interest in, to and under the following assets, properties, interests in properties and rights of the Company, whether real, personal or mixed, tangible or intangible (other than the Excluded Assets), wherever located, as the same shall exist immediately prior to the Closing:

                  (i) the products listed on Exhibit A hereto (the "Products");

                  (ii) all manufacturing, production, maintenance, packaging and/or testing machinery and equipment, tools, dies, molds, jigs, patterns, gauges (together with all spare and maintenance parts) used in or relating to the Products and the Business which (A) are located on, or normally located on but temporarily removed from or in transit to the Plymouth, Minnesota facility of the Business (the "Facilities") or (B) have been furnished to any supplier, subcontractor or other Person in connection with the manufacture, sale or servicing of the Products;

                  (iii) all inventory, raw materials, components, work-in-progress, finished products, packaging materials and stores and supplies existing as of the Closing relating to the Products and the Business including, but not limited to, those (i) located on, or normally located on but temporarily removed from, or in transit to, the Facilities or (ii) furnished to any supplier, subcontractor or other Person in connection with the manufacture, sale or servicing of any Product or (iii) which are in transit to customers (collectively, the "Inventory");

                  (iv) all other items of tangible personal property listed on Exhibit B hereto;

                  (v) all accounts and notes receivable of the Business;

                  (vi) the fiber optic pressure technology patents identified on Exhibit C hereto, subject to the License defined in Section 8.1(i)(iv) of this Agreement, the name LuMax(TM) and the other names listed on such schedule and the goodwill connected with such names, the Products and the Business, and the other intellectual property relating to the Products and the Business including know-how, proprietary processes and information, computer software and the Intellectual Property Rights identified on Exhibit C hereto;

                  (vii) all prepaid expenses, advances and deposits (other than prepaid insurance premiums) relating to the Products and the Business;

                  (viii) subject to delivery provisions contained in the Transition Agreement (as defined in Section 8.1(i)(iii)), the books, records and files (including computer files and electronic media) correspondence, supplies and customer records and information, blue prints, drawings and other technical papers and specifications, records and files concerning the Products including those related to the FDA and other Governmental Entities, product research and test data, quality control records, service manuals, service bulletins, training materials, product bulletins, product information booklets, business plans, inventory records, appraisals, maintenance and asset history and depreciation records, accounting records, ledgers and books of original entry that relate to the Business, sales, customer, vendor and purchase history of the Business for the last four years in computer and other formats, all technical manuals and other documents necessary to the use of the Purchased Assets including the Requisite Rights, the production of the Products by the Company and the conduct of the Business by the Company (the Company having the right to retain copies);

                  (ix) all right, title, and interest of the Company in, to and under (i) all contracts, licenses, commitments, purchase orders, sales orders and other agreements relating to the Business which are identified on Exhibit D hereto, (ii) all contracts, licenses, commitments and other agreements related to the Business (but not purchase orders and sales orders) which are entered into in the ordinary course of business of the Business consistent with past practice from the date of this Agreement to the Closing Date, which have been disclosed by the Company in writing to the Purchaser and, which the Purchaser, in its discretion, consents on or prior to the Closing Date to include in the Assigned Contracts, and (iii) all purchase orders and sales orders of the Business which are entered into in the ordinary course of business of the Business consistent with past practice from the date of this Agreement to the Closing Date (collectively, the "Assigned Contracts");

                  (x) all rights, choses in action and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties (including all warranty and other contractual claims, whether express, implied or otherwise), to the extent relating to any Purchased Asset or any Assumed Liability;

                  (xi) all transferable federal, state, local and foreign governmental Permits, authorizations and approvals relating to the Products and the Business;

                  (xii) all purchase orders, forms, labels, shipping materials, catalogs, brochures, art works, photographs and advertising, sales and promotional materials relating to the Business;

                  (xiii) the telephone (800-559-2613) and fax numbers of the Company (612-559-7548) used by the Business; and

                  (xiv) all other goodwill associated with the Business.

         (b) For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned by the Company to the Purchaser at the Closing pursuant to Section 1.1(a) are collectively called the "Purchased Assets" in this Agreement.

         (c) Anything contained in this Agreement to the contrary notwithstanding, to the extent that any asset, property, interest in property or right relating to, or used or held for use by, the Company in the conduct of, or otherwise relating to, the operation of the Business is owned by any shareholder, any subsidiary of the Company or any other Affiliate of the Company, such asset, property, interest in property or right shall be deemed to be a Purchased Asset for all purposes of this Agreement, and the Company shall do, and shall cause any such subsidiary or Affiliate of the Company to do, all things required to be done by the Company with respect thereto, including those things set forth in Sections 1.3, 1.4 and 1.5.

1.2      ASSETS NOT BEING TRANSFERRED.

         (a) Anything contained in Section 1.1 or elsewhere in this Agreement to the contrary notwithstanding, the Purchased Assets exclude all assets which are not specifically referred to in Section 1.1(a) including the following:

                  (i) all right, title, and interest of the Company in, to, and under all Contracts which are not Assigned Contracts;

                  (ii) the minute books, ownership record books and Tax Returns, Tax information and Tax records of the Company;

                  (iii) any assets relating to any Employee Benefit Plan;

                  (iv) any Tax refunds; and

                  (v) all insurance claims not related to the Purchased Assets.

         (b) For convenience of reference, any assets of the Company which are not included in the Purchased Assets are collectively called the "Excluded Assets" in this Agreement.

1.3      INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC.

         At the Closing, the Company shall execute and deliver to the Purchaser a bill of sale, assignment and assumption agreement in substantially the form of Exhibit E hereto (the "Bill of Sale"), assignments of patents and trademarks and such other deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be necessary or desirable to transfer, convey and assign good and marketable title to the Purchased Assets to the Purchaser free and clear of any and all Encumbrances. The Company shall take all reasonable legal steps that may be necessary to put the Purchaser in possession and operating control of the Purchased Assets.

1.4      FURTHER ASSURANCES.

         The Company shall promptly pay or deliver to the Purchaser any Purchased Asset which may be received by the Company after the Closing. The Company shall, at any time and from time to time after the Closing, upon the request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, assign, convey, grant and confirm to the Purchaser, or to aid and assist in the collection of or reducing to possession by the Purchaser, the Purchased Assets, or to vest in the Purchaser good and marketable title to the Purchased Assets as herein provided.

1.5      ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to sell, transfer, sublease or assign any Assigned Contract (or any claim or right or any benefit arising thereunder or resulting therefrom) if the attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser or the Company thereunder. The Company shall use its commercially reasonable efforts to obtain the consent of the other party to any Assigned Contract to the transfer, sublease or assignment thereof to the Purchaser in all cases in which such consent is required for the transfer, sublease or assignment of any such Assigned Contract. If any such consent is not obtained and the Closing occurs, the Company shall use its commercially reasonable efforts to provide for the Purchaser the benefits of such Assigned Contract, including (a) adherence to reasonable procedures established by the Purchaser for the immediate transfer to the Purchaser of any payments or other funds received by the Company thereunder and (b) enforcement for the benefit of the Purchaser of any and all rights of the Company thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

1.6      POWER OF ATTORNEY; RIGHT OF ENDORSEMENT, ETC.

         Effective as of the Closing, the Company hereby constitutes and appoints the Purchaser as the true and lawful attorney of the Company, with full power of substitution, in the name of the Purchaser or the Company, on behalf of and for the benefit of the Purchaser, solely (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments in connection with or attributable solely to the Purchased Assets and the Assumed Liabilities, (c) to institute and prosecute all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title in, to or under or otherwise attributable to the Purchased Assets and the Assumed Liabilities, (d) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities and (e) to do all such reasonable acts and things with respect to the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities as the Purchaser may deem advisable; provided, however, that in the case of clause (c) and (d) above, the Purchaser shall provide the Company with written notice prior to the taking of such actions. The foregoing powers are coupled with an interest and shall not be revocable by the Company directly or indirectly by the dissolution of the Company or in any other manner. The Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers with respect to the Purchased Assets and the Assigned Contracts, and the Company shall promptly pay to the Purchaser any amounts received by the Company after the Closing with respect to the Purchased Assets and the Assigned Contracts.

1.7      SALES TAXES.

         The Company shall pay any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges or fees that may become payable in connection with the sale of the Purchased Assets to the Purchaser (the "Transaction Taxes") and shall promptly after the Closing send evidence to the Purchaser that such Transaction Taxes, if any, have been paid.

1.8      DEFINED TERMS.

         Certain capitalized terms used in this Agreement are defined on Annex I attached hereto.


                                   ARTICLE II

                    ASSUMED LIABILITIES; EXCLUDED LIABILITIES

2.1      LIABILITIES BEING ASSUMED.

         On the terms and subject to the conditions contained in this Agreement, effective as of the Closing, and from and after the Closing, the Purchaser shall pay or assume, perform and discharge when due, the following, and only the following, Liabilities of the Company (collectively, the "Assumed Liabilities"):

         (a) all Liabilities accruing from and after the Closing Date under the Assigned Contracts in accordance with their respective terms, but in each case only to the extent such Assigned Contracts have been effectively assigned and transferred to the Purchaser pursuant to the provisions hereof;

         (b) all accrued warranty obligations to customers (including sales return and allowance obligations) of the Company for Products sold by the Company prior to the Closing Date arising in the ordinary course of the Business pursuant to the standard warranty policy of the Company attached hereto as
Schedule 2.1(b), to the extent accrued on the Asset Statement (the "Warranty Liability"); and

         (c) all Liabilities relating to or arising out of the operation or conduct of the Business from and after the Closing Date.

2.2      LIABILITIES NOT BEING ASSUMED.

         Anything contained in this Agreement to the contrary notwithstanding, the Purchaser is not assuming any Liabilities of the Company other than the Assumed Liabilities, whether or not relating to the Purchased Assets or the Business, all of which Liabilities shall at and after the Closing remain the exclusive responsibility and obligation of the Company. Without limiting the generality of the foregoing, the Purchaser is not assuming any of the following Liabilities (collectively, the "Excluded Liabilities"):

         (a) any Liability of the Company for accounts payable and expenses of the Business;

         (b) any Liability of the Company for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, the Related Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' and accountants' fees, and brokerage fees incurred by or imposed upon the Company);

         (c) any Liability of the Company under any Assigned Contract, arising out of a breach or alleged breach thereof that occurred as of or prior to the Closing and any Liability of the Company under any Contract which is not an Assigned Contract, whether or not arising out of a breach or alleged breach thereof;

         (d) any Liability of the Company with respect to any Taxes;

         (e) any Liability of the Company (A) arising by reason of any violation or alleged violation of any Law or any requirement of any Governmental Entity,
(B) arising under any Environmental, Health and Safety Laws, including, without limitation, those with respect to the Company's operation of any business or the Purchased Assets (including, without limitation, any properties previously owned, leased or occupied by the Company) or (C) arising by reason of any breach or alleged breach by the Company of any Contract or Order, in any such case to the extent such Liability results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding or Claim is commenced or made is after the Closing;

         (f) except for the Warranty Liability provided in Section 2.1(b), any Liability for the return by any customer of the Company of any product distributed by the Company on or prior to the Closing or any Liability or Claim for any product or service sold or distributed or performed, as the case may be, by the Company on or prior to the Closing including such

Liability based on any express warranty, oral or written, or any implied warranty arising due to the statements or conduct of the Company or the Company's employees or agents;

         (g) any Liability of the Company which the Purchaser may become liable for as a result of or in connection with the failure by the Company to fully and properly comply with any bulk sales or transfer laws applicable to the Sale;

         (h) any Liability of the Company arising out of the injury to or death of any person, or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from or related to products (or parts or components thereof) distributed or otherwise disposed of or for services performed by the Company, to the extent any of such Liabilities result from or arise out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding or Claim is commenced or made is after the Closing;

         (i) any Liability of the Company relating to any Proceeding arising out of or in connection with the Company's conduct of the Business prior to the Closing or any other conduct of the Company's officers, directors, employees, stockholders, consultants, agents or advisors, whether or not disclosed on the Schedules hereto;

         (j) any Liability of the Company for severance pay or the like or pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (as amended, "COBRA") with respect to any employee of the Company that does not remain an employee of the Company upon completion of the transaction contemplated by this Agreement;

         (k) any Liability relating to a contractual obligation of the Company, whether written or oral, for bonuses or like payments to any director, officer or employee of the Company for the period ending on or prior to the Closing;

         (l) any Liability relating to any Employee Benefit Plan;

         (m) any Liability of the Company for worker's compensation based on an event occurring prior to the Closing Date;

         (n) any Liability of the Company which relates to the Excluded Assets; and

         (o) any other Liability of the Company not expressly assumed by the Purchaser under Section 2.1.

         The Company acknowledges that it is retaining the Excluded Liabilities, and the Company shall pay, discharge and perform all the Excluded Liabilities.

                                  ARTICLE III

                    PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT

3.1      PURCHASE PRICE.

         Subject to Section 3.2, as the aggregate consideration for the sale of the Purchased Assets to the Purchaser:

         (a) At the Closing, the Purchaser shall (i) pay to the Company $3,995,000 and (ii) assume the Assumed Liabilities.

         (b) At the time specified in Section 3.2(e), the Purchaser shall pay to the Company $235,000 (the "Second Payment") less the Tangible Net Asset Adjustment up to the amount of such adjustment.

         (c) On the first anniversary of the Closing Date, the Purchaser shall pay to the Company $470,000, less all amounts claimed under this Agreement but not theretofore paid to the Purchaser Indemnified Persons (such amounts to be paid to the Company or the Purchaser Indemnified Person as claims are resolved).

         (d) On the dates specified in Section 3.3, the Purchaser shall pay to the Company the Contingent Payment as provided therein.

         (e) All payments under this Agreement shall be made by wire transfer of immediately available funds.

         (f) The deferred portion of the Purchase Price shall be subject to offset for claims under this Agreement by the Purchaser against the Company, pursuant to the provisions of Article IX.

         The "Purchase Price" means $4,700,000, as adjusted pursuant to Sections
3.2 and 3.3, plus the amount of the Assumed Liabilities.

3.2      PURCHASE PRICE ADJUSTMENT--TANGIBLE NET ASSET ADJUSTMENT.

         (a) Preparation of Asset Statement. The Company shall prepare and deliver to the Purchaser within 90 days of the Closing Date a written statement which sets forth the value of the inventory, accounts receivable, fixed assets and the prepaid assets listed on Schedule 3.2(a), in each case with respect to the Business (collectively, the "Tangible Net Assets") as of the Closing Date minus the Warranty Liability (the "Asset Statement"). The value of the inventory shall be determined in accordance with generally accepted accounting principles consistently applied by the Company ("GAAP"), as modified in accordance with the methodology set forth on Schedule 3.2; provided, however, that for purposes of the Asset Statement, the Company shall comply with the methodology set forth on
Schedule 3.2 with respect to the valuation of finished goods inventory only and shall not be required to comply with such methodology with respect to the valuation of raw materials and work in process; provided, further, however, that the Company shall be required to comply with this Section 3.2 and Schedule 3.2 for purposes of preparing and delivering the Inventory Statement (as defined in the Transition Agreement) pursuant to Section 5(b)(ii) of the Transition Agreement to value Final Unfinished Inventory (as defined in the Transition Agreement).

         (b) Review of the Statements. Promptly after the Asset Statement is delivered to the Purchaser pursuant to Section 3.3(a), the Purchaser shall examine the Asset Statement. The Company shall give the Purchaser and its Representatives timely and reasonable access to such of the Company's working papers, documents, financial information and other information used in the preparation of the Asset Statement as the Purchaser requests in connection with such examination. The Purchaser shall complete its examination of the Asset Statement during the Examination Period. The "Examination Period" shall commence upon delivery by the Company to the Purchaser of the Asset Statement and end on the earliest of (i) thirty (30) days after such delivery, (ii) the date the Purchaser delivers an Objection Notice to the Company and (iii) the date the Purchaser notifies the Company that the Purchaser accepts the Asset Statement. The Asset Statement as prepared by the Company and examined by the Purchaser shall be conclusive and binding on the parties hereto for purposes of this Agreement, subject to the resolution of any disputes in accordance with Section 3.2(c).

         (c) Disputes. During the Examination Period the Purchaser may object to any item or valuation contained in the Asset Statement by providing the Company a written notice describing in reasonable detail the Purchaser 's objections thereto (an "Objection Notice"). The Purchaser 's failure to deliver an Objection Notice to the Company within thirty (30) days after the Company's delivery of the Asset Statement to the Purchaser shall constitute the Purchaser's binding acceptance of the Asset Statement and all matters identified therein. If the Company and the Purchaser fail to resolve any objection described on an Objection Notice within ten (10) days after the date the Objection Notice is delivered to the Company, then, at the request of either party, the Company and the Purchaser shall meet in an attempt to resolve an objection described on the Objection Notice and reach a written agreement with respect to such objections (the "Settlement Agreement"). If the parties enter into a Settlement Agreement, the Asset Statement shall be deemed to be as agreed therein. If the parties are unable to resolve the objection described on the Objection Notice within twenty (20) days after receipt by the Company of such Objection Notice, then the Company and the Purchaser shall select an independent accounting firm of recognized national standing (or, if the parties cannot agree upon a selection, they shall select such accounting firm by lot from among the five largest accounting firms in the United States; provided, that, such selected accounting firm shall not at the time of selection be performing services for either the Purchaser or the Company) which shall resolve such objection as promptly as practicable. A decision by the independent accounting firm as to the resolution of such objection shall be (absent an agreement of the parties regarding an error that is manifest) conclusive and binding upon the parties for purposes of this Agreement (the "Accountant's Determination"). The Accountant's Determination shall be (i) in writing, (ii) made in accordance with GAAP as modified by the standards provided for in this Agreement for the Asset Statement and (iii) nonappealable and incontestable by the Company and the Purchaser and each of their respective Affiliates and successors and not subject to collateral attack for any reason. All fees and costs payable to the independent accounting firm referred to in this Section 3.3(c) shall be borne 50% by the Purchaser and 50% by the Company.

         (d) Payments. (i) If the value of the Tangible Net Assets minus the Warranty Liability is in the aggregate less than the result of (x) $1,400,000 minus (y) any accumulated depreciation on the Tangible Net Assets from December 31, 2000 to the Closing Date (the "Tangible Net Asset Target") then the Purchase Price shall be reduced by such deficit below the Tangible Net Asset Target (the "Tangible Net Asset Adjustment"). The Tangible Net Asset Adjustment shall first reduce the Second Payment, and any excess of such adjustment over the Second Payment shall be paid by the Company to the Purchaser. If such value of the Tangible Net Assets minus the Warranty Liability is in the aggregate greater than the Tangible Net Asset Target, no Purchase Price adjustment shall occur.

                  (ii) The value referred to in clause (i) above shall be as determined in the Asset Statement or, in the case of a dispute, as determined in a Settlement Agreement or in the Accountant's Determination.

         (e) Schedule of Payments. Any payments required to be made pursuant to
Section 3.2(d) shall be made as follows: (i) if the Purchaser shall not have delivered an Objection Notice to the Company in accordance with the provisions of Section 3.2(c), then the payment required to be made pursuant to Section 3.2(d) shall be made no later than five (5) days after the end of the Examination Period, and (ii) if the Purchaser shall have delivered an Objection Notice to the Company in accordance with the provisions of Section 3.2(c), then payment of any undisputed amounts shall be paid no later than five (5) days after the end of the Examination Period, and the payment required to be made pursuant to Section 3.2(d) with respect to any disputed amounts shall be made within five (5) days after the resolution of the dispute, whether by the Settlement Agreement or upon the Accountant's Determination as provided in
Section 3.2(c).

3.3      ADJUSTMENT TO PURCHASE PRICE--CONTINGENT PAYMENT

         (a) The Purchase Price shall be increased by an amount, if any (the "Contingent Payment"), equal to $2,500 multiplied by the number of monitors sold by the Purchaser to Uromedica, Inc., headquartered in Reno, Nevada (the "Customer") in excess of twenty-five (25) such monitors purchased by the Customer during the period commencing the day following the Closing Date and ending on the day preceding the eighteenth (18th) month anniversary of the Closing Date. If the Closing occurs, the Purchaser shall use its commercially reasonable efforts to maintain a good working relationship with the Customer and, subject to the standard policies of the Purchaser pertaining to its relationship with its customers, the Purchaser shall not unreasonably refuse to sell as many monitors to the Customer as are ordered by the Customer.

         (b) Within forty-five (45) days of the sixth (6th), twelfth (12th), and eighteenth (18th) month anniversaries of the Closing Date, the Purchaser shall provide to the Company a statement of the Purchaser's sales of such monitors to the Customer during each six (6) month period following the Closing Date accompanied by payment to the Company of the Contingent Payment then due, if any. Sales by the Purchaser to the Customer of such monitors shall be determined in accordance with GAAP, as consistently applied by the Purchaser.

3.4      ALLOCATION OF PURCHASE PRICE.

         The Purchase Price shall be allocated to the Purchased Assets in accordance with the allocation set forth in Exhibit F hereto (the "Statement of Allocation"). Within one hundred and twenty (120) days after the Closing, the Company shall:

         (a) complete and execute a Form 8594 Asset Acquisition Statement Under
Section 1060 of the Code, consistent with the Statement of Allocation;

         (b) deliver a copy of such form to the Purchaser; and

         (c) file a copy of such form with its respective Tax Returns, as the case may be, for the period which includes the Closing Date.


                                   ARTICLE IV

                                     CLOSING

         The closing of the sale of the Purchased Assets to the Purchaser, and the transactions contemplated hereby, (the "Closing") shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, or through exchange of executed documents via U.S. mail, facsimile and/or e-mail, on April 25, 2001 or such later date which is no later than two days after the date that all closing conditions set forth in Sections 8.1 and 8.2 have been satisfied or waived or on such other date to which the Purchaser and the Company mutually agree (the "Closing Date").


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement and the Related Documents, the Company hereby represents and warrants to the Purchaser as follows:

5.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly licensed or qualified to transact business and in good standing to do business in each jurisdiction in which the nature of the Business, including ownership or leasing of properties related to the Business, makes such qualification necessary, each of which jurisdictions is set forth on Schedule 5.1. The Company has delivered to the Purchaser true and complete copies of the Company's Fundamental Documents. Except as set forth on
Schedule 5.1, the Company does not hold, directly or indirectly, any equity interest or debt obligations of any other Person that is related to the Business, other than accounts receivable arising in the ordinary course of the Business consistent with past practice.

5.2      AUTHORITY; NONCONTRAVENTION; CONSENTS.

         (a) The Company has all the requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Related Document to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company including, without limitation, approval, if required, by the stockholders of the Company. This Agreement and each Related Document to which the Company is a party has been or will be at or prior to the Closing duly and validly executed and delivered by the Company and is or will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) Neither the execution, delivery and performance of this Agreement and each Related Document to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof shall (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the Purchased Assets under any term, condition or provision of (x) the Company's Fundamental Documents or (y) except as set forth on Schedule 5.2(b), any Contract to which the Company is a party or by which its properties or assets are bound, or (ii) violate any Laws applicable to the Company or any of its properties.

         (c) Except as set forth on Schedule 5.2(c), no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third Person is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

5.3      FINANCIAL STATEMENTS; SEC FILINGS.

         (a) Schedule 5.3(a) contains the unaudited balance sheets of the Business as of December 31, 1999 and 2000 and the related statements of income, stockholders' equity and cash flows for the 12-month periods then ended (collectively, the "Financial Statements").

         (b) Each of the Financial Statements (A) has been prepared in accordance with the books and records of the Company (which are true and complete in all material respects), which have been maintained in a manner consistent with historical practice, (B) fairly presents the financial condition and results of operations which it purports to present as of the dates thereof and for the periods indicated thereon and (C) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or the notes thereto).

         (c) Except as disclosed on Schedule 5.3(c), all forms, reports, statements and other documents required to be filed by the Company with the SEC since April 27, 1996 (excluding the exhibits filed therewith) (the "Company SEC Reports") (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which created a material adverse effect on the Business. The Company SEC Report on Form 10-KSB with the SEC for the period ending December 31, 2000 is referred to as the "Latest Company SEC Report".

         (d) The financial statements (including, in each case, any related notes or schedules thereto) contained in the Latest Company SEC Report were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-KSB of the SEC), and fairly presented in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

5.4      ROYALTIES.

         The Company has no obligations to third Persons for royalties or other payments based on the activities of the Business or on the sale of the Products.

5.5      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth on Schedule 5.5, the Company has no Liability required by GAAP to be disclosed in a financial statement, except for (i) Liabilities reflected on the Latest Company SEC Report or the Financial Statements, and (ii) Liabilities that have arisen since the date of the Latest Company SEC Report in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). All reserves set forth on the Latest Company SEC Report and the Financial Statements were and are adequate for the purposes indicated therein at and after the Latest Company SEC Report. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) that are not adequately provided for on the Latest Company SEC Report or (except as indicated therein) the Financial Statements. Except as set forth on
Schedule 5.5, the Company has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

5.6      ABSENCE OF CHANGES.

         Except as set forth on Schedule 5.6, since the Latest Company SEC Report, the Company, solely as it relates to the Business or the Purchased Assets, has been operated in the ordinary course, consistent with past practice, and there has not been:

         (a) any Material Adverse Change, whether or not covered by insurance;

         (b) any change in the customers, suppliers or the personnel of the Business other than such routine changes which occur in the ordinary course of business, are consistent with past practice, and have not been, individually or in the aggregate, adverse to the Business;

         (c) any obligation, liability or indebtedness (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred, or any transaction, contract or commitment entered into, amended or terminated, with respect to the Business, other than items incurred or entered into on an arms-length basis in the ordinary course of business and consistent with past practice;

         (d) any acceleration, payment, discharge or satisfaction of any Liability, obligation or claim, or Encumbrance of the Business by the Company (whether fixed or contingent, matured or unmatured), except on an arms-length basis in the ordinary course of business and consistent with past practice;

         (e) any labor trouble, problem or grievance adversely affecting assets or prospects of the Business, or, to the Best Knowledge of the Company, any basis for the occurrence of any such trouble, problem or grievance;

         (f) any license, sale, transfer, pledge, mortgage, or other disposition of any tangible or intangible asset of the Business, except on an arms-length basis in the ordinary course of business and consistent with past practice;

         (g) any write-down or write-up of the value of any inventory of the Business or any write-off as uncollectible of any accounts or notes receivable of the Business, or any portion thereof, or any amendment or waiver or termination of any claims or rights of value to the Business;

         (h) any single capital expenditure or commitment therefor by the Company with respect to the Business in excess of $5,000 for additions to property, plant or equipment;

         (i) any change in the tax or other accounting methods or practices followed by the Company with respect to the Business or any change in depreciation or amortization policies or rates previously adopted for the Business;

         (j) any change in the manner in which Products or services of the Business are marketed (including, without limitation, any change in prices), or any change in the manner in which the Company, with respect to the Business, extends discounts or credit to customers or otherwise deals with customers;

         (k) any forward purchase commitments for the Business in excess of the requirements of the Company's historical practices or normal operating inventories or needs, or at prices higher than current market prices;

         (l) any forward sales commitments of the Company with respect to the Business at prices lower than current market prices, or commitments with respect to the Business for the sale of merchandise or services in excess of the ability of the Company to fulfill the same at its normal profit margin;

         (m) any failure to operate the Business in the ordinary course consistent with past practice, including, but not limited to, any failure by the Company to make capital expenditures or investments or any failure to pay trade accounts payable or any other obligation or liability of the Company with respect to the Business when due;

         (n) any account of the Business in excess of $10,000 subsequent to the date of the Latest Company SEC Report (i) which has become delinquent in its payment, (ii) which has had asserted against it any claim, refusal to pay or right of set-off, or has been made subject to provisions for retainage of payments, (iii) the account debtor of which has refused or threatened to refuse to pay for any reason, (iv) the account debtor of which has become insolvent or bankrupt or (v) which has been pledged to any third Person;

         (o) any agreement by or on behalf of the Company to make any charitable contribution related to the Business or to incur for the Business any nonbusiness expense in excess of $5,000 in the aggregate;

         (p) any other transaction entered into by the Company other than in the ordinary course of its business and consistent with past practice which has had or might have an adverse effect on the Business; or

         (q) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (p).

5.7      TAX MATTERS; CERTAIN DEFINITIONS.

         (a) Except as set forth on Schedule 5.7(a), the Company and each other Person included in any consolidated or combined Tax Return or part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member,

                  (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof (including any Taxes shown due on any Tax Return);

                  (ii) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entitles in all jurisdictions in which such Tax Returns are required to be filed; and

                  (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (b) The Tax Returns of the Company for the three most recent completed tax years of the company were complete and correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein.

         (c) Except as set forth in Schedule 5.7(c):

                  (i) the Company has not been notified in writing by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Company, and no waivers of statutes of limitations have been given or requested with respect to the Company;

                  (ii) there are no pending Tax audits of any Tax Returns of the Company, and no unresolved questions or claims concerning the Company's Tax Liability exist;

                  (iii) no Tax liens exist for any Taxes upon any of the property or assets of the Company, other than liens for Taxes not yet due, and no deficiency or addition to Taxes, interest or penalties for any Taxes has been proposed, asserted or assessed against the Company or any member of any affiliated or combined group of which the Company was or is a member;

                  (iv) full and adequate provision has been made (A) on the Latest Company SEC Report, and the books and records of the Company for all Taxes payable by the Company for all periods prior to the Latest Company SEC Report, and (B) on the books and records of the Company for all Taxes payable by the Company for all periods beginning on or after the Latest Company SEC Report;

                  (v) the Company has not and shall not incur any Tax Liability or obligation, whether direct or indirect, from and after the Latest Company SEC Report other than Taxes incurred in the ordinary course of business and consistent with previous years and past practices;

                  (vi) the Company is not and has not (A) made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of Section 542 of the Code;

                  (vii) the Company (including all predecessors thereof) has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees), and the Company has not been and is not liable for any Taxes for failure to comply with such Laws;

                  (viii) the Company is not and has not ever been a party to any Tax sharing agreement with any Person;

                  (ix) the Company has not agreed to and is not required to make any adjustments or changes to its accounting methods pursuant to
         Section 481 of the Code,
         and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company;

                  (x) no claim has ever been made by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction; and

                  (xi) the Company is not a foreign Person within the meaning of ss.1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Purchaser has been furnished with a true and accurate certificate of the Company so stating which complies in all material respects with ss.1.1445-2(b)(2) of such rules and regulations.

5.8      TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.

         The Company has good title to the Intellectual Property Rights as provided in Section 5.10 and to all Purchased Assets, reflected on the Latest Company SEC Report or acquired after the date of the Latest Company SEC Report (except inventory or other property sold or otherwise disposed of since the date of the Latest Company SEC Report in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Company SEC Report), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 5.8 and Permitted Encumbrances. There does not exist any condition which materially interferes with the economic value or use of any such assets. Except as set forth on
Schedule 5.8 and other than for inventory and supplies in transit in the ordinary course of business, all material tangible personal property included in the Purchased Assets is located at the Facilities.

5.9      REAL PROPERTY--OWNED OR LEASED.

         (a) Schedule 5.9(a) contains a list and brief description of the Facilities, including the name of the lessor and any requirement of consent of the lessor to consummate the transactions contemplated hereby. That portion of the Facilities specified on Schedule 5.9(a) (the "Business Facilities") constitutes all real properties used or occupied by the Company in connection with the Business.

         (b) Except as set forth on Schedule 5.9(b):

                  (i) the physical condition of the Business Facilities is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; and

                  (ii) the Company is the owner and holder of all the leasehold estates purported to be granted by the lease of the Facilities and such lease is in full force and effect and constitutes a valid and binding obligation of the Company.

5.10     INTELLECTUAL PROPERTY.

         (a) Except in each case as set forth on Schedule 5.10(a):

                  (i) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights referred to in Section 1.1(a)(vi) and listed on Exhibit C hereto (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company has a valid license, all of which are listed on Schedule 5.10(a) (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

                  (ii) the Requisite Rights are sufficient for the conduct of the Business as currently conducted;

                  (iii) the Company has made timely and proper application for issuance of letters patent in the United States for all patentable inventions included within its Owned Requisite Rights;

                  (iv) there are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of the Owned Requisite Rights or Licensed Requisite Rights;

                  (v) no activity, service or procedure currently conducted or proposed to be conducted by the Company violates or as to business proposed to be conducted shall violate any contract, instrument, license, commitment, lease or similar document of the Company with any third Person relating to any Requisite Rights, or infringe any Intellectual Property Rights of any other Person;

                  (vi) the Company has taken the steps described on Schedule 5.10(a) designed to safeguard and maintain (i) the secrecy and confidentiality of Confidential or Proprietary Information and (ii) the proprietary rights of the Company in all of its Owned Requisite Rights;

                  (vii) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition with respect to the Business, and the Company has not received from any Person in the past five years any written notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use; and

                  (viii) the Company has not sent to any Person in the past five years, or otherwise communicated to any Person, any written notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Requisite Rights by such other Person or any acts of unfair competition by such other Person, nor, to the Best Knowledge of the

         Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

         (b) Schedule 5.10(b) contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to any Laws by the Company to perfect or protect its interest in the Requisite Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, servicemarks and servicemark applications.

5.11     AGREEMENTS, NO DEFAULTS, ETC.

         (a) Schedule 5.11 contains a true and complete list and brief description of all written and oral Contracts to which the Company is a party which were entered into or made in the ordinary course of business of the Business or which relate to the Business and are described in clauses (i) through (xvii) of the next sentence of this Section 5.11. Except as set forth on
Schedule 5.11, the Company with respect to the Business is not a party to any of the following:

                  (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other Contract relating to the payment of a commission;

                  (ii) collective bargaining agreement or other Contract with or commitment to any labor union or proposed labor union;

                  (iii) continuing Contract for the future purchase of products, material, supplies, equipment or services which is not immediately terminable by the Company without cost, forfeiture or other liability at or at any time after the Closing;

                  (iv) Contract for future sales which is not immediately terminable by the Company without cost or other liability at or at any time after the Closing;

                  (v) Contract or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (vi) Contract or commitment for charitable contributions in excess of $1,000;

                  (vii) Contract or commitment for capital expenditures;

                  (viii) agreement or arrangement for the sale of any assets, properties or rights other than the sale of services or Products in the ordinary course of business at normal profit margins;

                  (ix) lease or other agreement with respect to the Business pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or similar personal property owned by any other Person;

                  (x) Contract with respect to the lending or investing of funds;

                  (xi) Contract or indemnification with respect to any form of intangible property, including any Requisite Rights or confidential information;

                  (xii) Contract which restricts the Company from engaging in any aspect of the Business anywhere in the world;

                  (xiii) Contract or group of related Contracts with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products, material, supplies, equipment or services under which the undelivered balance thereof (including the aggregate undelivered balance under any such Contracts between the same Person and the Company) has a selling price in excess of $10,000;

                  (xiv) Contract (A) that is not terminable by either party thereto without penalty upon not more than 30 days advance notice and involves aggregate consideration in excess of $10,000 or (B) that involves aggregate consideration in excess of $5,000 (excluding in the case of clauses (A) and (B) above any purchase order entered into in the ordinary course of business which is to be completed within three months of entering into such purchase order);

                  (xv) confidentiality, non-disclosure or non-compete agreement with any officer, director, employee of or consultant to the Company or other Person with access to or knowledge of confidential or propriety information designed to safeguard and maintain (A) the secrecy and confidentiality of confidential or proprietary information and (B) the proprietary rights of the Company in all of its Owned Requisite Rights;

                  (xvi) Contract with any Affiliate of the Company with respect to the Business; or

                  (xvii) other Contract material to the Business.

         (b) All items listed on Schedule 5.11 are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. The Company has in all material respects performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company or any other party to any of the foregoing of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written items listed on Schedule 5.11 and Schedule 5.11 contains complete descriptions of all oral items listed on Schedule 5.11. No consent or approval by, or any notification or filing with, any party to any of the agreements on Schedule 5.11 is required in connection with the execution, delivery and performance by the Company or any Affiliate thereof of this Agreement or any of the Related Documents to which the Company or any Affiliate thereof is a party or the consummation by the Company or any Affiliate thereof of the transactions contemplated hereby or thereby, except for those consents, approvals, notifications or filings set forth on Schedule

5.11, which, except as set forth on Schedule 5.11, have been or shall be made or obtained prior to the Closing.

5.12     LITIGATION, ETC.

         Except as set forth on Schedule 5.12, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against the Company, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Company, in each case affecting or potentially affecting the Business. The Company has delivered to the Purchaser all material documents and correspondence relating to such matters referred to on Schedule 5.12.

5.13     COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.

         Except as set forth on Schedule 5.13, the Business has not and is not being conducted in violation in any material respect of any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. Except as set forth on Schedule 5.13, no investigation or review by any Governmental Entity with respect to the Business is pending or, to the Best Knowledge of the Company, threatened, nor has any Governmental Entity notified in writing the Company of its intention to conduct the same. The Company has all Permits necessary for the conduct of the Business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect thereof and no Proceeding is pending or, to the Best Knowledge of the Company, threatened, to revoke or limit any thereof. Schedule 5.13 contains a true and complete list of all such Permits under which the Business is operating or bound, and the Company has furnished to the Purchaser true and complete copies thereof.

5.14     FDA AND OTHER COMPLIANCE.

         (a) Except as set forth on Schedule 5.14(a), the Company is in substantial compliance, in all material respects, with all Laws applicable to the Business including all Laws administered or issued by the United States Food and Drug Administration (the "FDA"). All Products, where required by Laws applicable thereto, are being manufactured and marketed under a valid Section 510(k) clearance letter or valid premarket approval application ("PMA") issued by the FDA and Schedule 5.14(a) hereto lists each letter granting such 510(k) clearance letter and PMA and includes a copy thereof. Schedule 5.14(a) also lists those of the Products which are being marketed without a valid Section 510(k) clearance letter or PMA issued by the FDA and sets forth the reason why each such Product is being marketed without such clearance or approval.

         (b) Except as set forth on Schedule 5.14(b):

                  (i) no false information or significant omission has been made in any products application or products-related submission to the FDA by or on behalf of the Company or otherwise relating to any of the Products;

                  (ii) any PMA or 510(k) documents and related documents for the Company's products are in compliance, in all material respects, with applicable Laws administered or promulgated by the FDA and there is no reason to believe that the FDA is considering limiting, suspending, or revoking such approvals/clearances or changing the marketing classification or labeling of any such products;

                  (iii) all preclinical and clinical studies, if any, have been conducted by the Company in accordance with recognized good clinical and good laboratory practices in all material respects, and are in compliance with applicable Laws administered or promulgated by the FDA regarding preclinical and clinical studies in all material respects;

                  (iv) the Company has obtained all necessary regulatory approvals from any Governmental Entities (whether foreign or domestic) related to the Products required in any jurisdiction where the Products are manufactured, marketed or sold;

                  (v) Schedule 5.14(b) sets forth an accurate list of written information regarding internal audits concerning whether the Company complies with current good manufacturing practices including the FDA's Quality System Regulations (the "QSRs") and ISO 9000 standards and all written reports or written information regarding QSR audits conducted for the Company by an outside auditor;

                  (vi) the Company is in substantial compliance with the QSR and any other applicable laws regarding manufacturing requirements, including, but not limited to, the testing of incoming components and in process product, equipment validation and maintenance, complaint file requirements, complaint investigation requirements, process validation, document retention, change controls, and master file and device history file documentation;

                  (vii) the Company has signed up-to-date written policies that reflect its actual QSR procedures;

                  (viii) the Company has, in a timely manner, filed all required medical device reports ("MDRs") for deaths, serious injuries, and reportable malfunctions. A list of such reports and the Company's written policy regarding MDR reporting is attached as part of Schedule 5.14(b); and

                  (ix) the Company has no knowledge of any acts that furnish a reasonable basis for an untitled or Warning Letter, Section 305 Notice, or other similar communications from the FDA, and there have been no recalls, field notifications, safety alerts (whether voluntary or otherwise) or seizures requested or threatened, related to the Company's Products.

         (c) The Company has established a Corporate Compliance Program, a copy of which is included as part of Schedule 5.14(c) hereto.

5.15     INSURANCE.

         (a) Schedule 5.15(a) contains a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance held by the Company for the benefit of the Company (specifying the insurer, amount of coverage, type of insurance, policy number, Best's rating of the insurer and any pending claims thereunder). Such insurance coverage has been maintained at all times during the course of the operation of the Business, and such insurance coverage has been maintained on an occurrence (as opposed to a claims made) basis. The Company is insured against all risks usually insured against by Persons conducting businesses similar to the Business, under policies of such types as are customarily carried by such Persons. The product liability policies of the Company are on an "occurrence" basis. The amounts of coverage under such policies of insurance are specified on Schedule 5.15(a).

         (b) Except as set forth on Schedule 5.15(b), with respect to each policy of insurance listed on Schedule 5.15(a):

                  (i) such policy is a valid and enforceable policy and is outstanding and in full force and effect, all premiums with respect thereto are currently paid and are not subject to adjustment, and the Company is not in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy;

                  (ii) there are no outstanding claims with respect to the Business or the Purchased Assets currently pending under such policy that could be expected to cause an increase in the insurance rates of the Company, and no facts or circumstances exist that might relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and

                  (iii) the Company has not received any written notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect.

5.16     LABOR RELATIONS: EMPLOYEES.

         Except as set forth on Schedule 5.16, (i) the Business is in compliance in all material respects with all applicable foreign and domestic Laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, material dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Company, threatened against or involving the Company and (iv) no labor union currently represents the employees of the Company and, to the Best Knowledge the Company, no labor union has taken any action with respect to organizing the employees of the Company.

5.17     ERISA COMPLIANCE.

         Schedule 5.17(a) contains a true, complete and correct list of all Employee Benefit Plans of the Company (collectively, the "Company Employee Plans"). Except as set forth on Schedule 5.17(b), each Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all material respects with the applicable Laws of each Governmental Entity having jurisdiction.

5.18     ENVIRONMENTAL MATTERS.

         (a) The Company is not nor, to the Best Knowledge of the Company, any of its past property or operations, subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under any Environmental, Health and Safety Laws, nor, to the Best Knowledge of the Company, has any investigation been commenced or is any Proceeding threatened against the Company under any Environmental, Health and Safety Laws, in each case, with regard to the Business.

         (b) Except as set forth on Schedule 5.18(b), the Company has not received with respect to the Business any written or oral notice, report or other information that the Company is potentially responsible under any Environmental, Health and Safety Laws for response costs or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location and the Company has not transported or disposed of, or allowed or arranged for any third party to transport to or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that List, or any location included on the CERCLIS database prepared under CERCLA or on any analogous list prepared by any Governmental Entity.

         (c) The Company has provided the Purchaser with correct and complete copies of all reports and studies within the possession or control of the Company with respect to the Business and with respect to past or present environmental conditions or events at any properties or facilities previously owned or operated by the Company or any predecessor of the Company including the Facilities and to the Best Knowledge of the Company, there are no other environmental reports or studies with respect thereto.

5.19     BROKERS.

         Except as set forth on Schedule 5.19, neither the Company nor any of its officers, directors, shareholders or employees nor any other Person acting on their behalf has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. To the extent the Company has agreed to pay any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, it will be solely responsible for the payment of such commission or fee.

5.20     ACCOUNTS AND NOTES RECEIVABLE.

         Except as set forth on Schedule 5.20, all the accounts receivable and notes receivable with respect to the Business owing to the Company as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 5.20, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Company, threatened to refuse to pay its obligations to the Company for any reason, (iii) to the Best Knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Company.

5.21     ACCOUNTS AND NOTES PAYABLE.

         Except as set forth on Schedule 5.21, all accounts payable and notes payable related to the Business by the Company to third parties as of the date hereof arose, and as of the Closing shall have arisen, in the ordinary course of business, and, except as set forth on Schedule 5.21, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed on Schedule 5.21.

5.22     INVENTORIES.

         The inventories of the Products as of the date hereof are of good, useable and merchantable quality. The Company's inventory includes no items which are below customary quality control standards of the medical device industry and any applicable governmental quality control and has been manufactured in compliance with QSR and ISO 9000.

5.23     RELATED TRANSACTIONS.

         Except as set forth on Schedule 5.23, and except for compensation to regular employees of the Company, no current or former Affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or Contract with the Company related to the Business, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Business (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the Business, or should properly accrue to, the Company.

5.24     SUPPLIERS AND VENDORS.

         Except in the ordinary course of business, no material supplier or vendor of the Business has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or, other than in de minimis amounts, has decreased, limited or otherwise modified, or threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Company and, to the Best Knowledge of the Company, the transactions contemplated by this Agreement shall not affect the relationship of the Company with any such supplier or vendor.

5.25     CUSTOMERS.

         Except to the extent any such business relationship is impaired solely by virtue of an account or note receivable past 90 days due as disclosed on
Schedule 5.25, the business relationship between the Company and its material customers of the Business is generally good and no material disagreement or problem exists between the Company and any such customer. No such customer to which more than $25,000 of the Company's annual sales are attributable has notified, or to the Best Knowledge of the Company, has threatened, the Company in writing that it intends, to terminate its relationship and dealings with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

5.26     WARRANTIES OF PRODUCTS; PRODUCTS LIABILITY; REGULATORY COMPLIANCE.

         (a) Except to the extent written down on the books of account of the Company or reserved against thereon, each Product manufactured, sold, distributed, used or held in inventory by the Company (including, without limitation, all documentation furnished in connection therewith) is, subject to customary and reasonable tolerances, free from any significant defects in workmanship and materials, and conforms in all material respects with all customary and reasonable standards for products of such type.

         (b) The Company has not become aware or otherwise been notified in writing of or been responsible for, subject to nor does it now have any actual or potential Liability, whether direct or indirect, arising out of, any injury to Persons or property as a result of the ownership, possession or use of any Product.

         (c) Neither the FDA nor any other Governmental Entity regulating the marketing, testing or advertising of any of the Products has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling, distribution or use of any such product or that such product be modified in a way likely to have result in a Material Adverse Change to the Business.

5.27     SUFFICIENCY OF ASSETS.

         The sale of the Purchased Assets by the Company to the Purchaser pursuant to this Agreement will effectively convey to, or provide the license to, the Purchaser the entire Business, and all of the tangible and intangible property used in the conduct of the Business by the Company (whether owned, leased or held under license by the Company) and necessary to, the conduct of the Business as conducted by the Company.

5.28     DISCLOSURE.

         Neither this Agreement, including the schedules, attachments or exhibits, nor any other written material delivered by or on behalf of the Company to the Purchaser or any of its respective directors, officers, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, misleading. There is no fact that has not been disclosed to the parties referred to above of which the Company or any of the officers or directors of the Company is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  As a material inducement to the Company to enter into and perform its obligations under this Agreement and the Related Documents, the Purchaser and the Guarantor each hereby jointly and severally represent and warrant to the Company as follows:

6.1      ORGANIZATION; CORPORATE AUTHORITY.

         It is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and it has all requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

6.2      CORPORATE ACTION; AUTHORITY; NO CONFLICT.

         Its execution, delivery and performance of this Agreement and each Related Document to which it is a party, and its consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement and each Related Document to which it is a party has been or will be, at or prior to the Closing, duly and validly executed and delivered by it and is or will be its valid and binding obligation, enforceable against it in accordance with its terms. Each of (i) the execution, delivery and performance of this Agreement and each Related Document to which it is a party, (ii) its consummation of the transactions contemplated hereby and thereby, and (iii) its compliance with any provision hereof or thereof, will not (A) conflict with or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any Encumbrance upon any of its assets or properties under any term, condition or provision of its Fundamental Documents or (B) violate any Law applicable to it or any of its respective properties or assets.

6.3      CONSENT.

       (a) No provision of its Fundamental Documents or any Contract to which it is a party or by which any of its properties is bound, requires the consent or authorization of any other Person as a condition precedent to the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which it is a party, which consent or authorization, if not obtained, would result in a material adverse change upon the consummation by it of the transactions contemplated by this Agreement or any of such Related Documents.

       (b) No consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required to be obtained by it in connection with the transactions contemplated by this Agreement or any of the Related Documents to which it is a party.

6.4      BROKERS.

         Neither it nor any of its respective officers, directors, shareholders or employees (nor any Affiliate of any of the foregoing) has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. To the extent it has agreed to pay any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, it will be solely responsible for the payment of such commission or fee.

6.5      LITIGATION.

         There are no Proceedings pending nor, to its Best Knowledge, threatened against or relating to it before any Governmental Entity or arbitration tribunal that could, individually or in the aggregate, if adversely determined, result in a material adverse change on the consolidated business, operations or financial condition of it and its consolidated Affiliates or that could, individually or in the aggregate, prevent the consummation by it of the transactions contemplated by this Agreement or any of the Related Documents to which it is a party.


                                  ARTICLE VII

                CONDUCT AND TRANSACTIONS PRIOR TO AND AT CLOSING

7.1      ACCESS TO INFORMATION.

         From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article X (the "Pre-Closing Period"), the Company shall afford to the Purchaser, its Affiliates and their respective Representatives free and full access upon reasonable notice and during normal business hours (but without interruption of the business of the Company) to the customers, suppliers and vendors of the Company and to all of the books and records, Tax Returns, work papers and other documents and information related to the Business and the Purchased Assets and to the Facilities and personnel of the Company as may be reasonably requested. The investigation contemplated by this
Section 7.1 shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification obligations of the Company contained in this Agreement.

7.2      CONDUCT OF THE COMPANY.

         During the Pre-Closing Period, the Company shall:

         (a) conduct the Business substantially as presently operated and only in the ordinary course consistent with past practice;

         (b) not enter into any transaction with respect to the Business other than in the ordinary course of business of the Business, or any transaction which is not at arms-length with unaffiliated third Persons, or any transaction with any affiliated third Person;

         (c) not dispose of any of the Purchased Assets, except sales of inventories or other assets in the ordinary course of business;

         (d) use commercially reasonable efforts to (i) maintain the business, assets, relations with employees, customers and suppliers, licenses and operations of the Business as an ongoing business and preserve its goodwill, in accordance with past custom and practice and (ii) to satisfy each of the closing conditions set forth in Section 8.1;

         (e) except with the written consent of the Purchaser, enter into any Contract (or series of related Contracts) with respect to the Business or amendment of any Contract with respect to the Business involving an aggregate amount in excess of $10,000 other than in the ordinary course of business of the Business consistent with past custom and practice;

         (f) not pay, discharge or satisfy any material claims, Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of the Business, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business of the Business consistent with past practice;

         (g) delay or postpone the payment of accounts payable and other obligations and material Liabilities of the Business or accelerate the collection of accounts receivable of the Business, other than in the ordinary course of business of the Business consistent with past custom and practice

         (h) not change in any material respect the accounting methods or practices followed by the Company with respect to the Business, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP;

         (i) not amend or modify, in any way that will adversely affect the Business and the transactions contemplated hereby, the Company's Fundamental Documents; or

         (j) authorize any of the foregoing or enter into any agreement to do any of the foregoing.

7.3      EFFORTS TO CONSUMMATE.

         Subject to the terms and conditions of this Agreement, each party shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws or this Agreement, in order to consummate the transactions contemplated hereby.

7.4      EXCLUSIVITY.

         (a) The Company acknowledges that substantial time of the Purchaser and substantial out-of-pocket expenses (including attorneys' and accountants' fees and expenses) have been and will continue to be expended and incurred in connection with conducting legal, business and financial due diligence investigations of the Business, drafting and negotiating this Agreement and the Related Documents and other related expenses (collectively, "Acquisition Expenses"). During the Pre-Closing Period, the Company shall not, and shall use its best efforts to not permit any of the Representatives of the Company to: (i) solicit or conduct any negotiations, enter into any agreements, understandings or transactions or provide any information to any Person (other than the Purchaser and its Representatives) regarding Another Transaction, provide any non-public financial or other confidential or proprietary information regarding the Business or the Purchased Assets (including this Agreement and any other materials containing the Purchaser's proposed terms and any other financial information, projections or proposals regarding the Business or the Purchased Assets) to any Person (other than to the Purchaser and its Representatives) who the Company knows, or has reason to believe, would have any interest in participating in Another Transaction. As used herein, the term "Another Transaction" means the sale of the Business or any of the Purchased Assets, other than the sale of inventories in the ordinary course consistent with past practice. The Company represents that it is not a party to, or bound by, any agreement with respect to Another Transaction other than this Agreement.

         (b) The Company shall disclose to the Purchaser the terms of Another Transaction that the Company negotiates or discusses, as permitted under this
Section 7.4, with any Person other than the Purchaser (including the identity of such Person).

         (c) Each party recognizes and acknowledges that a breach of this
Section 7.4 will cause irreparable and material loss and damage to the Purchaser, which cannot be adequately compensated for in damages by an action at law. Therefore, the Company agrees that the Purchaser shall be entitled, in addition to any other remedies and damages available, to the equitable remedies of injunction and specific performance with respect to the Company's obligations hereunder.

7.5      PROPRIETARY INFORMATION.

         All confidential or proprietary information or work product relating to the Business which is known to the Company as of the Closing Date will be the sole property of the Company. The Company agrees that it will not use or disclose such information or work product except as required by Law or for the benefit of the Company and its successors and assigns and the Company will take reasonable steps to protect such information and work product from misuse, loss, theft or accidental disclosure.

7.6      PUBLIC ANNOUNCEMENTS.

         The Purchaser and the Company will consult with each other before issuing and, to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or any Related Document and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release to be issued with respect to the execution of this Agreement shall be in the form heretofore agreed to by the parties.

7.7      CONSENTS.

         Each party shall use its best efforts, and the other party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

7.8      NOTICE OF PROSPECTIVE BREACH; SUPPLEMENT TO SCHEDULES.

         (a) Each party shall immediately notify the other party in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any material failure of such party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it under this Agreement.

         (b) From time to time prior to the Closing, the Company will supplement or amend with reasonable frequency the information contained in the Schedules hereto with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto. Any supplement or amendment delivered pursuant to this Section 7.8(b) shall in no event be the basis for any claim that any representation or warranty is inaccurate or has been breached for purposes of Section 8.1 or Section 9.1.

7.9      EXCHANGE OF PROCEEDS.

         If during the Pre-Closing Period the Company receives any proceeds in consideration for the exchange of any of its assets that constitute Purchased Assets, whether from the sale of any such Purchased Assets (other than sales of inventory in the ordinary course of business consistent with past practice) or from insurance proceeds payable on account of any loss or casualty to such Purchased Assets, any proceeds from the taking of such Purchased Assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such Purchased Assets (the "Exchange Proceeds"), the Company shall promptly notify the Purchaser of such receipt of Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds.

7.10     RELATED DOCUMENTS.

         At the Closing, the Company shall execute and deliver the Non-Competition Agreement and the Company and the Purchaser shall execute and deliver the Bill of Sale, assignment of patents and trademarks, the License Agreement and the Transition Agreement.

7.11     OFFER OF EMPLOYMENT.

         Immediately following the Closing the Purchaser shall offer employment to those employees of the Business set forth on Schedule 7.11 (the "Designated Employees", any such employees who accept such offer of employment being referred to herein as the "Hired Employees"). The Purchaser shall have no obligation to offer employment to any employees of the Business other than the Designated Employees. The Purchaser intends to provide the Hired Employees, effective upon their commencement of employment with the Purchaser, with benefits substantially similar to those given to similarly situated employees of the Purchaser.

The Company shall retain all liabilities and obligations arising from the termination of employment of the Designated Employees with the Company.


                                  ARTICLE VIII

                               CLOSING CONDITIONS

8.1      CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

         The obligations of the Purchaser under this Agreement to purchase the Purchased Assets and assume the Assumed Liabilities are subject to the satisfaction, on or prior the Closing, of the following conditions unless waived (to the extent such conditions can be waived) by the Purchaser:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including without limitation, the phrases "material", "in all material respects", and "Material Adverse Change") shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

         (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed or complied in all material respects with all agreements, obligations and covenants required to be performed by it under this Agreement and the Related Documents on or as of the Closing Date.

         (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including any requisite stockholder approval, shall have been duly and validly taken by the Company and the Company shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

         (d) CONSENTS AND APPROVALS. The Purchaser shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Company of this Agreement and each of the Related Documents to which it may be party, the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the Business as previously conducted, in form and substance satisfactory to the Purchaser.

         (e) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Entity which are required for or in connection with the execution and delivery by the parties of this Agreement and the Related Documents to which they may be parties and the consummation by the parties of the transactions contemplated hereby and thereby and in order to permit or enable the Purchaser to conduct the Business after the Closing in substantially the same manner as previously conducted by the Company shall have been obtained or made, in form and substance reasonably satisfactory to the Purchaser, and shall be in full force and effect.

         (f) ACTIONS AND PROCEEDINGS. No Proceeding shall be pending before any court or Governmental Entity, or threatened, which may result in the restraint or prohibition of the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents or which could result in damages payable by the Purchaser in connection therewith or which could adversely affect the Company or result in a divestiture by the Purchaser of all or a substantial part of the Purchased Assets, and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement and the Related Documents that shall not be stayed or dissolved at the time of Closing.

         (g) STATUTES. No action shall have been taken or threatened, and no Law shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) render any party unable to consummate the transactions contemplated hereby, or (iii) impair the ability of the Purchaser to own or conduct the Business as previously conducted, whether directly or indirectly.

         (h) OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received an opinion of Leonard Street and Deinard, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit G hereto.

         (i) RELATED DOCUMENTS. Each of the documents set forth below (each, a "Related Document", and collectively, the "Related Documents") shall have been executed and delivered by the parties thereto:

                  (i) Non-Competition Agreement. The Company shall have executed and delivered the non-competition agreement substantially in the form of Exhibit H hereto (the "Non-Competition Agreement");

                  (ii) Bill of Sale. The Company shall have executed and delivered the Bill of Sale; and

                  (iii) Transition Services. The Company and the Purchaser shall have executed and delivered an agreement relating to the manufacture of products and other transitional matters substantially in the form of
         Exhibit I hereto (the "Transition Agreement").

                  (iv) License Agreement. The Company and the Purchaser shall have executed and delivered a license agreement in which the Purchaser provides to the Company a royalty-free license (the "License") in perpetuity for the fiber optic pressure technology patents identified on Exhibit C hereto for activities other than gynecological and urological applications, such license being substantially the form of Exhibit J hereto (the "License Agreement").

         (j) RELEASE OF ENCUMBRANCES. The Purchaser shall have received from the Company evidence that (i) the Company's lender, Wells Fargo Credit, Inc. f/k/a Norwest Credit, Inc. (the "Lender"), has consented to the Sale and released its Encumbrances on the Purchased Assets and (ii) HPSC, Inc. has released its Encumbrances on the Purchased Assets.

         (k) RELATED CERTIFICATES. Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the secretary of the Company dated as of the Closing Date, certifying (A) that true and complete copies of the Company's Fundamental Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing this Agreement or any of the Related Documents on behalf of the Company; and (C) the genuineness of the resolutions (attached thereto) of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

                  (ii) certificates of the secretaries of state of the states specified in Schedule 5.1 in which the Company is organized or qualified to do business, dated as of the Closing Date, certifying as to the good standing and nondelinquent tax status of the Company; and

                  (iii) a certificate of the principal executive officer of the Company dated as of the Closing Date, certifying as to (A) the accuracy of the representations and warranties of the Company contained herein, as contemplated by Section 8.1(a), and (B) the performance of the covenants of the Company contained herein, as contemplated by Section 8.1(b).

8.2      CONDITIONS TO OBLIGATIONS OF THE COMPANY.

         The obligations of the Company under this Agreement to sell the Purchased Assets and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior the Closing, of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Purchaser in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including without limitation, the phrases "material" and "in all material respects") shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

         (b) PERFORMANCE OF OBLIGATIONS. The Purchaser shall have performed in all material respects its respective agreements, obligations and covenants required to be performed by it under this Agreement on or as of the Closing Date.

         (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Purchaser and the Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

         (d) CONSENTS AND APPROVALS. The Company shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it may be a party and the consummation of the transactions contemplated hereby and thereby, in form and substance satisfactory to the Company.

         (e) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Entity, which are required for or in connection with the execution and delivery by the parties of this Agreement and the Related Documents to which they may be parties and the consummation by the parties of the transactions contemplated hereby and thereby shall have been obtained or made and shall be in full force and effect.

         (f) ACTIONS AND PROCEEDINGS. No Proceeding shall be pending before any court or Governmental Entity, or threatened, which may result in the restraint or prohibition of the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents or which could result in damages payable by the Company in connection therewith or which could adversely affect the Company and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement and the Related Documents that shall not be stayed or dissolved at the time of Closing.

         (g) STATUTES. No action shall have been taken or threatened, and no Law shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, or (ii) render any party unable to consummate the transactions contemplated hereby.

         (h) OPINION OF THE PURCHASER'S COUNSEL. The Company shall have received an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Purchaser, dated the Closing Date substantially in the form of Exhibit K hereto.

         (i) RELATED DOCUMENTS. Each of the Related Documents shall have been executed and delivered by the parties thereto and the transactions contemplated thereby consummated or effected, as the case may be, in accordance with the terms thereof.

         (j) RELATED CERTIFICATES. Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the secretary of the Purchaser dated as of the Closing Date, certifying (A) that true and complete copies of the Fundamental Documents of the Purchaser as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement or any of the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser are parties and the consummation of the transactions contemplated hereby and thereby;

                  (ii) certificates of the secretary of state of the state in which the Purchaser is organized dated as of the Closing Date, certifying as to the good standing and nondelinquent tax status of Purchaser;

                  (iii) a certificate signed by an officer of the Purchaser, dated as of the Closing Date, certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained herein, as contemplated by Section 8.2(a), and (B) the performance of the covenants of the Purchaser contained herein, as contemplated in Section 8.2(b).


                                   ARTICLE IX

                                 INDEMNIFICATION

9.1      INDEMNIFICATION GENERALLY; ETC.

         (a) Subject to the further terms of this Article IX, the Company Indemnifying Persons shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

                  (i) the untruth, inaccuracy or breach of any representation or warranty of the Company contained in Article V, or in the Schedules, any Exhibit hereto or any certificate delivered in connection herewith on or before the Closing Date (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

                  (ii) the breach of any agreement or covenant of the Company contained in this Agreement (including the Schedules and the Exhibits attached hereto) or any other Related Document to which the Company is a party;

                  (iii) the Excluded Assets;

                  (iv) the Excluded Liabilities;

                  (v) notwithstanding the disclosure of any such Liability in this Agreement, on any Schedule, or otherwise, all Liabilities (contingent or otherwise and including Liability for response costs, personal injury, property damage or natural resource damage), other than the Assumed Liabilities and the Trademark Liability, which arise out of events involving the Company that may occur prior to or following the Closing, or products sold or services performed by the Company prior to the Closing (notwithstanding that the date on which such Liability arose or became manifest is after the Closing), including the assertion of any claim, demand or Liability against the Purchaser arising from or in connection with (x) any action or inaction of the Company or any of its stockholders in connection with the action of any such stockholders required to approve the Sale or (y) the assertion against the Purchaser by any such stockholder of any claim with respect to any actions or the transactions of or involving the Company prior to or at Closing (including the actions and transactions contemplated by this Agreement); and

                  (vi) non-compliance by the Company with any applicable "bulk sales laws".

         (b) Subject to the further terms of this Article IX, the Purchaser Indemnifying Persons shall indemnify the Company Indemnified Persons for, and hold each of them harmless from and against, any and all Company Losses arising from or in connection with any of the following:

                  (i) the untruth, inaccuracy or breach of any representation or warranty of the Purchaser contained in Article VI or any certificate delivered in connection herewith on or prior to the Closing Date (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

                  (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement (including the Schedules and the Exhibits attached hereto) or any other Related Document to which the Purchaser is a party;

                  (iii) any and all Assumed Liabilities; and

                  (iv) subject to the provisions of the Transition Agreement, all Liabilities, other than the Excluded Liabilities, that arise on or after the Closing Date with respect to the operation of the Business or the use of the Purchased Assets.

9.2      ASSERTION OF CLAIMS; RIGHT OF SETOFF.

         (a) No claim shall be brought under Section 9.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) prompt written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) prompt written notice pursuant to
Section 9.3 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1.

         (b) The Purchaser shall have the right to set-off against amounts owed under this Agreement to the Company by the Purchaser any amount owed by the Company to any Purchaser Indemnified Person under this Agreement or otherwise, including any Losses incurred as a result of the indemnification events set forth in Sections 9.1(a). In the event of the election by the Purchaser to exercise any right of set-off under this paragraph, the Purchaser shall deliver a written notice to the Company specifying the specific right of set-off to be exercised and the amount thereof. If the Company contests all or part of the amount set-off by the Purchaser within 15 days after delivery of such written notice, then any amount not contested may be set-off without dispute by the Purchaser and the dispute involving any balance shall be resolved in Chicago, Illinois pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") before a single arbitrator agreed upon by the Company and the Purchaser or, if they cannot agree within 15 days after the Company's notice of contest, an arbitrator appointed by the AAA in accordance with its rules. Costs of the arbitration shall be paid one-half by the Company and one-half by the Purchaser, or as may be otherwise determined by the arbitrator. Any balance in dispute which the Purchaser owes to the Company may continue to be held by the Purchaser and shall be paid by the Purchaser to the Company, set-off or both paid and set-off upon resolution of the dispute.

9.3      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

         The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Losses by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other related document or instrument.

         (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying

Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

         (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 9.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 9.3(b), or are otherwise restricted from so assuming by the proviso to Section 9.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons shall assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

         (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnifying Persons shall propose the settlement of any claim which is capable of settlement by the payment of money only and shall demonstrate to the reasonable satisfaction of the Indemnified Persons the ability to pay such amount, and the Indemnified Persons shall not consent thereto within 20 days after the receipt of written notice thereof, any Losses incurred by the Indemnified Persons in excess of such proposed settlement shall be at the sole expense of the Indemnified Persons.

9.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) Subject to the further provisions of this Section 9.4, indemnification with respect to the representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing Date until the third anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 5.1 and 5.2 shall survive indefinitely and the representations and warranties set forth in Sections 5.10, 5.14, 5.17, and 5.18 shall survive until the expiration of the applicable statute of limitations. The covenants and other agreements of the Company contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms.

         (b) Subject to the further provisions of this Section 9.4, indemnification with respect to the representations and warranties of the Purchaser contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing Date until the third anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 6.1 through 6.3 shall survive indefinitely.

The covenants and other agreements of the Purchaser contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms.

         (c) For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date".

9.5      LIMITATIONS ON INDEMNIFICATION.

         (a) Indemnity Basket for the Company Indemnifying Persons. From and after the Closing, the Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Company pursuant to Section 9.1(a)(i) unless and until the Purchaser Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $75,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed $75,000; provided, however, that in no event shall the limitations set forth in this Section 9.5(a) apply to the rights of the Purchaser Indemnified Persons to be indemnified pursuant to (i) Section 9.1(a)(i) with respect to the representations and warranties set forth in Sections 5.1, 5.2, 5.10, 5.14, 5.17, and 5.18, and (ii) Sections 9.1(a)(ii)-(vi).

         (b) Indemnity Limitations for the Company Indemnifying Persons. The sum of all Losses pursuant to which indemnification is payable by the Company Indemnifying Persons pursuant to Section 9.1(a)(i) shall not exceed $1,000,000 in the aggregate; provided, however, that in no event shall the limitations set forth in this Section 9.5(b) apply to the rights of the Purchaser Indemnified Persons to be indemnified pursuant to (i) Section 9.1(a)(i) with respect to the representations and warranties set forth in Sections 5.1, 5.2, 5.10, 5.14, 5.17, and 5.18, and (ii) Sections 9.1(a)(ii)-(vi).

         (c) Indemnity Basket for the Purchaser Indemnifying Persons. From and after the Closing, the Company Indemnified Persons (or any member thereof) shall not have the right to be indemnified for breaches of representations and warranties of the Purchaser pursuant to Section 9.1(b)(i) unless and until the Company Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $75,000, in which event the right to be indemnified shall apply shall apply only to the extent such Losses exceed $75,000; provided, however, that in no event shall the limitations set forth in this Section 9.5(c) apply to the rights of the Company Indemnified Persons to be indemnified pursuant to (i) Section 9.1(b)(i) with respect to the representations and warranties set forth in Sections 6.1 through 6.3, and (ii) Sections 9.1(b)(ii)-(iv).

         (d) Indemnity Limitations for the Purchaser Indemnifying Persons. The sum of all Losses pursuant to which indemnification is payable by the Purchaser Indemnifying Persons pursuant to Section 9.1(b)(i) shall not exceed $1,000,000 in the aggregate; provided, however, that in no event shall the limitations set forth in this Section 9.5(d) apply to the rights of the Company Indemnified Persons to be indemnified pursuant to (i) Section 9.1(b)(i) with respect to the representations and warranties set forth in Sections 6.1 through 6.3, and (ii) Sections 9.1(b)(ii)-(iv).

                                   ARTICLE X

                       TERMINATION; EFFECT OF TERMINATION

10.1     TERMINATION.

         This Agreement may be terminated at any time prior to the Closing by:

         (a) the mutual consent of the Purchaser and the Company; or

         (b) the Purchaser, if:

                  (i) there has been a willful breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which the Company fails to cure within 10 Business Days after notice thereof is given by the Purchaser (except no cure period shall be provided for a breach by the Company which by its nature cannot be cured);

                  (ii) the conditions set forth in Section 8.1 shall not have been satisfied or waived (to the extent they may be waived) by May 1, 2001; or

                  (iii) the matters contained in a supplement or amendment of any Schedule of this Agreement by the Company constitute, or may constitute, a Material Adverse Change.

         (c) the Company, if:

                  (i) there has been a willful breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which the Purchaser fails to cure within 10 Business Days after notice thereof is given by the Company (except no cure period shall be provided for a breach by the Purchaser which by its nature cannot be cured); or

                  (ii) if the conditions set forth in Section 8.2 shall not have been satisfied or waived (to the extent they may be waived) by May 1, 2001.

         (d) the Purchaser or the Company, if any permanent injunction or other Order of a Governmental Entity preventing the Closing shall have become final and nonappealable.

provided, however, that neither the Company nor the Purchaser shall be entitled to terminate this Agreement pursuant to Section 10.1(b)(ii) or Section 10.1(c)(ii) if such party's intentional breach of this Agreement has prevented the satisfaction of a condition.

10.2     TERMINATION PROCEDURES.

         Any termination pursuant to Section 10.1(a) shall be effected by a written instrument signed by the Purchaser and the Company, and any other termination pursuant to Section 10.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

10.3     EFFECT OF TERMINATION.

         In the event of the termination of this Agreement as provided in
Section 10.1, this Agreement shall be of no further force or effect, except for this Section 10.3 and Article XI, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement. In the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.


                                   ARTICLE XI

                             MISCELLANEOUS PROVISION

11.1     NO THIRD PARTY BENEFICIARIES.

         Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

11.2     ENTIRE AGREEMENT.

         This Agreement and the Related Documents (including, but not limited to, the schedules and the exhibits attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto including, but not limited to, the Letter Agreement dated February 16, 2001 between CooperSurgical, Inc. and the Company, as amended.

11.3     SUCCESSORS AND ASSIGNS.

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party without the prior written consent of each other party, except that the Purchaser may, without the consent of any other party, assign its rights under this Agreement to any of its Affiliates provided that such assignment shall not relieve the Purchaser of its obligations and liabilities hereunder.

11.4     AMENDMENT.

         This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.5     EXTENSION; WAIVER.

         At any time prior to the Closing, the Purchaser and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

11.6     FEES AND EXPENSES.

         Except as otherwise expressly provided in this Agreement, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement and the Related Documents (including the legal, accounting and due diligence fees, costs and expenses incurred by such party).

11.7     NOTICES.

         All notices, amendments, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by e-mail, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to the Company, to:

                                MedAmicus, Inc.
                                15301 Highway 55 West
                                Plymouth, Minnesota 55447
                                Attention: James D. Hartman
                                Telephone: (763) 559-2613
                                Telecopier: (763) 559-3521
                                email: jhartman@medamicus.com

                           with a copy to:

                                Leonard Street and Deinard
                                150 South Fifth Street
                                Suite 2300
                                Minneapolis, Minnesota 55402
                                Attention: Mark S. Weitz, Esq.
                                Telephone: (612) 335-1500
                                Telecopier: (612) 335-1657
                                email: mark.weitz@leonard.com

(b)      if to the Purchaser, to:

                                CooperSurgical Acquisition Corp.
                                c/o The Cooper Companies, Inc.
                                6140 Stoneridge Mall Road, Suite 590
                                Pleasanton, California  94588
                                Attention: Carol R. Kaufman, V.P., Legal Affairs
                                Telephone: (925) 460-3660
                                Telecopier: (925) 460-3662
                                email: ckaufman@cooperco.com;

                           with copies to:

                                CooperSurgical, Inc.
                                15 Forest Parkway
                                Shelton, Connecticut 06484
                                Attention: Nicholas Pichotta
                                Telephone: (203) 929-6321
                                Telephone: (203) 929-4383
                                email: jennifer.kropitis@coopersurgical.com

                                O'Sullivan Graev & Karabell, LLP
                                30 Rockefeller Plaza
                                New York, New York  10112
                                Attention: David I. Karabell, Esq.
                                Telephone: (212) 408-2413
                                Telecopier: (212) 408-2420
                                email: dik@ogk.com.

         All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery or delivery by telecopy or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

11.8     GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this

Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

         (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (OTHER THAN DISPUTES ARISING PURSUANT TO SECTION 3.2 AND DISPUTES CONCERNING OFFSETS ARISING PURSUANT TO SECTION 9.2) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

11.9     INTERPRETATION; CONSTRUCTION.

         (a) "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. "Best Knowledge" of any Person means (i) the actual knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. When used in the case of the Company, the term "Best Knowledge" shall include the Best Knowledge of the Company and James D. Hartman, Christina Temperante, Michael Erdmann and Todd Latterell. When used in the case of the Purchaser, the term "Best Knowledge" shall include the Best Knowledge of the Purchaser and Nicholas Pichotta, Paul Remmell and John Grasso. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

         (b) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

11.10    INCORPORATION OF EXHIBITS AND SCHEDULES.

         The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.11    INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

11.12    REMEDIES.

         THE PARTIES HERETO SHALL EACH HAVE AND RETAIN ALL RIGHTS AND REMEDIES EXISTING IN THEIR FAVOR UNDER THIS AGREEMENT, AT LAW OR EQUITY, INCLUDING RIGHTS TO BRING ACTIONS FOR SPECIFIC PERFORMANCE AND INJUNCTIVE AND OTHER EQUITABLE RELIEF (INCLUDING, WITHOUT LIMITATION, THE REMEDY OF RESCISSION) TO ENFORCE OR PREVENT A BREACH OR ANY VIOLATION OF THIS AGREEMENT. ALL SUCH RIGHTS AND REMEDIES SHALL BE CUMULATIVE AND THE EXISTENCE, ASSERTION, PURSUIT OR EXERCISE OF ANY THEREOF BY A PARTY SHALL NOT PRECLUDE THE ASSERTION, PURSUIT OR EXERCISE BY SUCH PARTY OF ANY OTHER RIGHTS OR REMEDIES AVAILABLE TO IT.

11.13    SEVERABILITY.

         The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.14    COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

11.15    GUARANTY.

         The Guarantor hereby guarantees, absolutely, unconditionally and irrevocably, the performance and payment of all of the obligations and liabilities of the Purchaser contained in this Agreement.

11.16    SURVIVAL.

         The representations and warranties set forth in Article V and Article VI shall survive the Closing for the period of time set forth in Article IX; the other obligations of the parties including those pursuant to Sections 3.2, 3.3 and 11.15 shall survive the Closing until all payments due and owing are made.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

                                                THE PURCHASER:

                                                COOPERSURGICAL ACQUISITION CORP.

                                                By: /s/ Nicholas J. Pichotta
                                                     ---------------------------
                                                Name: Nicholas J. Pichotta
                                                Title: President & CEO

                                                THE GUARANTOR:

                                                COOPERSURGICAL, INC.

                                                By: /s/ Nicholas J. Pichotta
                                                    ----------------------------
                                                Name: Nicholas J. Pichotta
                                                Title: President & CEO



                                                THE COMPANY:

                                                MEDAMICUS, INC.

                                                By: /s/ James D. Hartman
                                                    ----------------------------
                                                Name: James D. Hartman
                                                Title: Pres & CEO

                                     ANNEX I

                               CERTAIN DEFINITIONS

         "AFFILIATE" means, with respect to any Person (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is Controlled by, or is under common Control with, such Person..

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

         "CERCLA" is defined under the definition of "Environmental Health and Safety Laws."

         "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

         "CLAIM" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY INDEMNIFIED PERSONS" means the Company and its respective Affiliates, successors and assigns, heirs and estates and the respective officers and directors of the foregoing.

         "COMPANY INDEMNIFYING PERSONS" means the Company and its respective successors and assigns.

         "COMPANY LOSSES" means any and all Losses sustained, suffered or incurred by any Company Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 9.1(b).

         "CONTRACT" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, commitment, instrument, permit, concession, franchise or license.

         "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "EMPLOYEE BENEFIT PLAN" means (i) any qualified or non-qualified Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, incentive, bonus or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded. "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

         "ENCUMBRANCES" means any security interests, mortgages, deeds of trust, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, grants of power to confess judgment, conditional sales and title retention agreements (including any lease in the nature thereof) and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C.ss.7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C.ss.11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), as amended, 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C.ss.1804 et seq., the Occupational Safety and Health Act of 1970, as amended, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "FUNDAMENTAL DOCUMENTS" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its certificate of incorporation and by-laws.

         "GOVERNMENTAL ENTITY" means any Federal, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality.

         "HAZARDOUS MATERIALS" means any hazardous or toxic chemicals, materials or substances, pollutants, contaminants, or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Law).

         "INDEMNIFIED PERSONS" means and includes the Company Indemnified Persons and/or the Purchaser Indemnified Persons, as the case may be.

         "INDEMNIFYING PERSONS" means and includes the Company Indemnifying Persons or the Purchaser Indemnifying Persons, as the case may be.

         "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights, including patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, domain names and applications therefor, trade dress, logos and designs and goodwill connected with the foregoing, copyrights and copyright rights, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including software, manuals, memoranda and records. Intellectual Property Rights is limited to those related to the Business and does not include those Intellectual Property Rights associated solely with the Excluded Assets.

         "LAW" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

         "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "LITIGATION EXPENSE" means any out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

         "LOSSES" means any and all losses, claims, shortages, damages, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Tax deficiencies, Taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under Article IX.

         "MATERIAL ADVERSE CHANGE" means a material adverse change of the business, operations, assets, condition (financial or otherwise), operating results, liabilities, employee relations or business prospects of the Company or any material casualty loss or damage to the assets of the Company, whether or not covered by insurance, but shall not include changes in the general economy or industry conditions.

         "ORDERS" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

         "PERMITS" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

         "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

         "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "PROCEEDINGS" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

         "PURCHASER INDEMNIFIED PERSONS" means the Purchaser, its Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

         "PURCHASER INDEMNIFYING PERSONS" means the Purchaser and its Affiliates, successors and assigns.

         "PURCHASER LOSSES" means any and all Losses sustained, suffered or incurred by any of the Purchaser Indemnified Persons arising from or in connection with any matter which is the subject of indemnification under Section 9.1(a).

         "REPRESENTATIVE" means officers, directors, employees, agents, attorneys, accountants and financial advisors of the Purchaser and the Company, as the case may be.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

         "TAX" or "TAXES" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or
(C) a contractual arrangement or otherwise.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRADEMARK LIABILITY" means any Liability of the Company to Cook Incorporated arising from the use by the Company, prior to the Closing, of the LuMax(TM) trademark.

                                  SCHEDULE 3.2

                    METHODOLOGY FOR MODIFICATION OF VALUATION
                           OF THE COMPANY'S INVENTORY

         A. FINISHED GOODS INVENTORY. Inventory of Products on hand at Closing at the Facilities of the Company or held by vendors shall be valued for purposes of the Asset Statement as provided in this Schedule:

            1. The number of finished units of each Product will be counted (the "Closing Unit Number").

            2. The average monthly sales of each Product during the twelve months from January 1, 2000 to December 31, 2000 shall be deemed to be the "12 months' sales of such Products". The "24 months' sales of such Product" shall be deemed to be the 12 months' sales of such Products multiplied by 2.

            3. The amount of the Closing Unit Number for each Product not in excess of the 12 months' sales of such Product shall be valued at 100% of the Company's book value therefor.

            4. The excess of the amount of the Closing Unit Number for each Product which is more than the 12 months' sales of such Product, but not in excess of 24 months' sales of such Product, shall be valued at 50% of the Company's book value therefor.

            5. The excess, if any, of the Closing Unit Number for each Product in excess of 24 months' sales of such Product shall have zero value for purposes of calculating the value of Inventory on hand at Closing.










                               Schedule 3.2(a)-1

         B. RAW MATERIALS AND WORK IN PROCESS INVENTORY. The Closing Unit Number shall include the number of additional units of finished goods inventory of each Product which are capable of being created with raw material and work in process inventory of the Business on hand at the Facilities at Closing. Such raw material and work in process inventory shall be valued under "A" above as if it had been incorporated into the number of finished units of each Product which are then capable of being created from it. No value shall be given to raw material and work in process inventory which is not capable of so being incorporated in a finished unit of a Product.

         C. DEMONSTRATION PRODUCTS. The Company does not treat demonstration Products as inventory, but rather treats such items as fixed assets. Each Product which constitutes demonstration Products shall be valued at the Company's book value therefor determined in accordance with GAAP; provided, that for purposes of the Asset Statement demonstration Products shall not be valued in excess of $10,000.

         D. CURRENCY EXCHANGE. In calculating the value of items on the Closing Statements, any values of items provided in other than U.S. Dollars shall be converted to a value denominated in U.S. currency at the conversion rate published by The Wall Street Journal in New York City on the Closing Date.

         E. GENERAL. As specified in the Agreement to which this Schedule is attached, Inventory shall be valued in accordance with GAAP, applied consistently with the Company's applications thereof, as GAAP is modified by this Schedule.













                               Schedule 3.2(a)-2